Exhibit 10.36

RESTRICTED STOCK GRANT AGREEMENT

THIS RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”) is made and entered into effective as of December 31, 2016 (the “Effective Date”), by and between BNC Bancorp, a North Carolina Company (the “Company”), and Richard D. Callicutt II (“Participant”).

WHEREAS, the Company is the holding company of the Bank of North Carolina (the “Bank”), a state chartered commercial bank, and the BNC Bancorp 2013 Omnibus Stock Incentive Plan was approved by the Company’s board of directors and by its shareholders on May 21, 2013, and as it may be amended from time to time (the “Plan”);

WHEREAS, Participant is an employee of the Bank, and the Compensation Committee of the Board of Directors of the Company (the “Committee”), as administrator of the Plan, has determined that it is desirable and in the best interest of the Bank to make an award (the “Award”) of certain shares of the common stock of the Company, under the Plan, to Participant, subject to certain restrictions as specified below; and

WHEREAS, capitalized terms not otherwise defined herein shall have the same meaning given to such terms in the Plan.

NOW, THEREFORE, the Parties agree as follows:

1.           Date of Award. The date of grant of the Award under this Agreement is December 31, 2016. The Bank has made this Award in consideration of the exceptional returns to the Company’s shareholders, and the continued desire by the Board to continue the employment of Participant into the future. Participant is an executive officer of the Bank and the Company.

2.           Award of Plan Shares. Participant is awarded, no purchase price per share, in the aggregate, 200,000 shares of common stock (the “Plan Shares”), which shares become vested and nonforfeitable pursuant to Section 5 of this Agreement.

3.           Representations, Warranties and Transfer Restrictions.

(a)          Representations and Warranties. Participant makes and agrees to the representations and warranties, if any, attached hereto as Annex A. The Committee may cause a legend to be placed on any certificate representing any of the Plan Shares to make appropriate reference to restrictions on transfer, as necessary.

(b)          Securities Law and Regulations. Participant agrees that the Plan Shares shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the common stock is then listed and any other applicable federal or state securities laws, rules or regulations, and the Committee may cause a legend or legends to be placed on any certificate representing any of the Plan Shares to make appropriate reference to such restrictions.

(c)          Other Transfer Restrictions. No portion of the Plan Shares or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Participant until such portion of the Plan Shares become fully vested in accordance with Section 5 of this Agreement. Notwithstanding the above, Plan Shares may be transferred to satisfy tax obligations pursuant to Section 10 hereof.

4.           Shares Held in Trust. The Plan Shares shall be held in trust by the Bank and distributed or transferred in accordance with the Plan, as determined by the Committee and as set forth herein.

5.           Vesting and Delivery of Plan Shares by the Bank.

(a)          Vesting Schedule. Plan Shares shall vest and become nonforfeitable as set forth herein:

(i) Provided that Participant has been continuously employed by either the Company or the Bank from the Effective Date through the following vesting dates, 200,000 Plan Shares shall vest and be earned as follows: (i) 68,000 Plan Shares shall vest on January 22, 2017 to correspond with expected tax obligations and (ii) 44,000 Plan Shares vest on October 1, of each of 2017, 2018 and 2019.

(ii) In the event of a Change in Control, the Award shall be subject to Section 10 of the Plan, provided that for purposes of Section 10 of the Plan, the terms “Cause,” “Disability” and “Good Reason” shall be defined in accordance with the Employment Agreement, dated as of June 28, 2013, among the Company, the Bank and Participant (the “Employment Agreement”).

(iii) For the avoidance of doubt, no provision of this Agreement shall limit any vesting contemplated by Section 5 of the Employment Agreement.

(b)          Delivery of Vested Plan Shares to Participant. Except as provided above, after the date on which all or a portion of the Plan Shares have become vested as provided in this Agreement and in the Plan, the Committee shall instruct the Bank to deliver to Participant, Participant’s designee, such other person as shall have been designated as Participant’s beneficiary in accordance with this Agreement or any other permitted recipient pursuant to the Plan, as applicable, certificates representing the Plan Shares which have become vested and nonforfeitable, as the Committee shall determine, free from any restrictions imposed by this Agreement other than such restrictions and conditions as may be deemed necessary by the Committee pursuant to Section 3 above. The parties agree to execute any further instrument and to take such action as may be reasonably necessary to carry out the intent of this Agreement.

(c)          Delivery of Forfeited Plan Shares. If any of the Plan Shares are forfeited pursuant to this Agreement or the Plan, the Committee shall instruct the Bank concerning the disposition of such forfeited shares. Thereafter such forfeited shares shall cease to be subject to this Agreement.

6.           Payment of Dividends. Participant shall receive all dividends on restricted shares in accordance with dividend declarations for all outstanding common shares. If any shares are forfeited by Participant, Participant agrees to reimburse the Company for any dividends received on the forfeited shares.

7.           Designation of Beneficiary. Participant hereby designates the person(s) described on Annex B as the beneficiary or beneficiaries who shall be entitled to receive the vested Plan Shares and other assets, if any, distributable to Participant upon his Death. Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary, if any, by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to Participant’s Death, and in no event shall it be effective as of a date prior to such receipt.

If no such beneficiary designation is in effect at the time of Participant’s Death, or if no designated beneficiary survives Participant, or if such designation conflicts with law, Participant’s estate shall be deemed to have been designated his beneficiary and shall receive the vested Plan Shares and other assets, if any, distributable to Participant upon his Death. If the Committee is in doubt as to the right of any person to receive such distribution, the Committee may direct the Bank to retain the vested Plan Shares and other assets, without liability for any interest in respect thereof, until the rights thereto are determined, or the Committee may direct the transfer of such Plan Shares into any court of appropriate jurisdiction and such transfer shall be deemed a complete discharge of the obligations of the Bank, the Company and the Committee hereunder.

8.           Effect of Award on Status of Participant. The fact that an Award has been made to Participant under this Plan shall not confer on Participant any right to continued service on the boards of directors of the Bank, the Company or of any subsidiary thereof, nor to continued employment with the Bank, the Company or any subsidiary; nor shall it limit the right of the Bank, the Company or any subsidiary to remove Participant from any such boards or to terminate his employment at any time without prior notice.

9.           Impact of Award on Other Benefits of Participant. The value of the Plan Shares on the date of the Award or at the time the Plan Shares become vested shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Bank, the Company or any subsidiary thereof, other than any qualified employee benefit plan which provides that such value shall be included as compensation or earnings for purposes of such plans.

10.         Tax and Tax Withholding.

(a)    Generally. Participant has reviewed with Participant’s own tax and financial advisors the federal, state and local tax consequences of this Agreement and receipt of the Plan Shares. Participant acknowledges that the Company shall require Participant to pay the Company the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of Participant, and Participant agrees, as a condition to the grant of the Award and delivery of the Plan Shares or any other benefit, to satisfy such obligations. In satisfaction of such taxes, all vested Plan Shares distributed pursuant to this Agreement shall be subject to withholding by the Company to cover any applicable taxes. Participant expressly acknowledges and agrees to such withholding without regard to whether the Plan Shares may then be sold or otherwise transferred by Participant. The number of Plan Shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Further, Participant may sell such number of vested Plan Shares necessary to cover any tax obligation in addition to that described above due by Participant in respect of the Plan Shares to any governmental authority, notwithstanding the transfer limitations set forth in Section 3, to the extent that transfer is then permitted by applicable federal, state or local law and the Company’s insider trading policy; provided, that, if such sale or withholding is not so permitted Participant shall nonetheless remain obligated to satisfy such taxes.

(b)    Section 83(b) Election. Participant is authorized, in his discretion, to file an election with the Internal Revenue Service pursuant to Section 83(b) of the Code with respect to all or a portion of the Plan Shares (the “Section 83(b) Election”). Participant agrees that if he makes a Section 83(b) Election, he shall provide a copy of such election to the Company not later than ten days after filing the Section 83(b) Election with the Internal Revenue Service. The Company makes no representations to Participant in respect of the tax consequences of the Section 83(b) Election (including in respect of the adequacy of the form of Section 83(b) Election), and Participant should consult his tax advisor regarding the consequences of the Section 83(b) Election, as well as the receipt, vesting, holding and sale of the Plan Shares.

11.         Notices. Any notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered personally or three business days after deposit in the United States mail by Certified Mail, return receipt requested, properly addressed and postage prepaid, if to the Company, the Bank or the Committee, at the Bank’s principal office address at 3980 Premier Drive, High Point, North Carolina 27265; and, if to Participant, at his last address appearing on the books of the Bank. The Bank and Participant may change their address or addresses by giving written notice of such change as provided herein. Any notice or other communication hereunder shall be deemed to have been given on the date actually delivered or as of the third (3rd) business day following the date mailed as set forth above, as the case may be.

12.         Construction Controlled by Plan. The Plan, a copy of which is attached hereto as Annex C, is incorporated herein by reference. The Award of Plan Shares shall be subject to the terms and conditions of the Plan, and Participant hereby assumes and agrees to comply with all of the obligations imposed upon Participant in the Plan. This Agreement shall be construed so as to be consistent with the

Plan; and the provisions of the Plan shall be deemed to be controlling in the event that any provision hereof should appear to be inconsistent therewith.

13.         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provision or part thereof shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

14.         Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance and enforcement of this Agreement.

15.         Modification of Agreement; Waiver. This Agreement may be modified, amended, suspended or terminated, and any terms, representations or conditions may be waived, but only by a written instrument signed by each of the parties hereto or their successors in interest. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision hereof.

16.         Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, legatees, personal representatives, executors, and administrators, successors and assigns.

17.         Entire Agreement. This Agreement and the Plan constitute and embody the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder; there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

18.         Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its corporate name by its President, or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereto affixed; and each individual party hereto has hereunto set his hand and adopted as his seal the typewritten word “SEAL” appearing beside his name, all done this the day and year first above written.

BNC BANCORP

By:
David B. Spencer Senior Executive Vice President and Chief Financial Officer

ATTEST:

By:
Assistant Secretary

[Corporate Seal]

PARTICIPANT

                          Richard D. Callicutt II (SEAL)

ANNEX A

Representations and Warranties

Participant represents to the Company that:

(a)          The Plan Shares were not offered or transferred to Participant by means of any form of general solicitation or general advertising, and in connection therewith, Participant did not: (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit or generally available or (ii) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

(b)          Participant has received a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts the Plan Shares subject to all of the terms and provisions of the Plan except as otherwise specifically stated in this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan. Participant acknowledges that the Plan Shares may only be transferred or otherwise disposed of pursuant to (i) a registration statement on Form S-8 upon delivery of a resale prospectus to the recipient of the Plan Shares, as long as Participant is an affiliate of the Company, (ii) an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or (iii) pursuant to an exemption from registration under the Act.

(c)          Participant acknowledges that he must therefore hold the Plan Shares indefinitely unless a subsequent disposition of the Plan Shares is permitted under the terms of this Agreement.

(d)          Participant acknowledges that, given the restrictions on transfer acknowledged above, he is able to bear the economic risk of holding the Plan Shares for an indefinite period of time and can afford a complete loss of the value of the Plan Shares.

(e)          Participant agrees and acknowledges that the Company may, if it so desires and subject to Section 3 of this Agreement, permit the transfer of the Plan Shares out of Participant’s name only when Participant’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company and its counsel that neither the sale nor the proposed transfer results in violation of the Act or any state securities or “blue sky” laws (collectively, “Securities Laws”). Participant agrees to hold the Company and its directors, officers, agents and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them from and against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by Participant contained herein or any sale or distribution by Participant in violation of the Securities Laws.

(f)          Participant represents that the receipt of the Plan Shares by Participant will not result in the violation by Participant of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which Participant is bound, including, without limitation, United States laws and other laws that may be applicable to Participant and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a material default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Participant is a party or by which Participant is bound or to which Participant’s material properties or assets is subject, nor result in the creation or imposition of any lien upon any of the material properties or assets of Participant.

(g)          Participant acknowledges and agrees that this Agreement is not a contract of employment and that nothing in this Agreement shall confer upon Participant any right with respect to continuation of service to or employment by the Company or the Bank, nor shall it interfere in any way with his right or the Company’s or the Bank’s right to terminate his service to or employment by the Company or the Bank at any time, with or without cause.

(h)          Participant hereby accepts this Agreement subject to all of the terms and provisions hereof. Participant has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement.

(i)          Participant acknowledges that the Company and its counsel are entitled to rely on the representations made above.

ANNEX B

BNC Bancorp 2013 Omnibus Stock Incentive Plan
Beneficiary Designation Form

As beneficiary to receive any shares of stock distributable on my behalf pursuant to the BNC Bancorp 2013 Omnibus Stock Incentive Plan, I hereby designate the following:

	Name	Address	Relationship

Primary Beneficiary:

Contingent Beneficiary:
(if any)

If more than one primary beneficiary is named, shares will be paid in equal shares to surviving primary beneficiaries. Should the contingent beneficiaries be eligible to receive the benefits (i.e., all primary beneficiaries are deceased), such benefits will be paid in equal shares to such surviving contingent beneficiaries.

Name of Spouse if not given above:

Witness	Participant

Date

ANNEX C

BNC Bancorp 2013 Omnibus Stock Incentive Plan

See Attached.